UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 13, 2009

RADIAN GROUP INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-11356	23-691170
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 MARKET STREET, PHILADELPHIA, PENNSYLVANIA		19103
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (215) 231-1000

NOT APPLICABLE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amended and Restated 2008 Equity Compensation Plan

On May 13, 2009, at the 2009 Annual Meeting of Stockholders of Radian Group Inc. (the “Company”), the Company’s stockholders approved the Radian Group Inc. Amended and Restated 2008 Equity Compensation Plan (“2008 Equity Plan”). The amendment to the 2008 Equity Plan:

•	Increases the number of shares available for issuance under the 2008 Equity Plan by 667,000 shares;

•

Reduces the rate by which shares subject to certain grants under the 2008 Equity Plan decrease the Company’s flexible share reserve under the 2008 Equity Plan. Under the 2008 Equity Plan, the aggregate number of shares of common stock that the Company may issue (the “share reserve”) is subject to adjustment, depending on the type of grants that the Company makes. The amendment adjusts the amount by which restricted stock, restricted stock units, phantom stock or performance share grants made after stockholder approval of the amendment reduce the share reserve from 1- 1/3 shares to 1.14 shares for every share subject to the grant. Grants of stock options or stock appreciation rights, payable in shares of common stock, will continue to reduce the number of shares available for future issuance under the 2008 Equity Plan by one share for every share subject to the grant; and

•

Clarifies that any shares subject to awards under the 2008 Equity Plan that are settled in cash rather than common stock will not reduce the shares available for grant under the 2008 Equity Plan. The 2008 Equity Plan permits certain awards to be settled in cash at the discretion of the Compensation and Human Resources Committee (the “Committee”).

A detailed description of the 2008 Equity Plan, as amended, is included in the proxy statement for the Company’s 2009 Annual Meeting of Stockholders, and a copy of the 2008 Equity Plan is attached to the proxy statement as Appendix A.

On May 13, 2009, the Company’s board of directors further amended the 2008 Equity Plan to (i) provide that grants of restricted stock units may be payable in cash (previously, such awards could be settled only in Company common stock), and (ii) permit the Committee to determine how grants will be handled in the event of a change of control, including by allowing the Committee to adjust the definition of change of control and to provide for “double trigger” vesting in the event of a change of control (previously, all grants became fully vested upon a change of control).

2008 Executive Long-Term Incentive Cash Plan

On May 13, 2009, the Company’s board of directors approved an amendment to the Radian Group Inc. 2008 Executive Long-Term Incentive Cash Plan (“Executive LTI Plan”) to clarify that the Committee may adjust performance goals and metrics established with respect to awards that remain outstanding after a change of control.

2009 Long-Term Incentive Awards

On May 13, 2009, the Committee granted annual long-term incentive awards to the Company’s executive officers. The grants consisted of: (i) restricted stock awards under the 2008 Equity Plan, (ii)

cash-settled stock appreciation rights under the 2008 Equity Plan (“SARs”), and (iii) cash performance awards under the Executive LTI Plan.

2009 Restricted Stock and SARs Awards

The restricted stock awards and SARs awards are consistent with the terms of the previously disclosed 2008 Equity Plan, as amended. The Committee granted shares of restricted stock to each of the Company’s “named executive officers,” in the following amounts: Sanford A. Ibrahim (Chief Executive Officer) – 231,000 shares of restricted stock (141,000 of which were granted on May 16, 2009); Teresa A. Bryce (President, Radian Guaranty Inc.) – 45,000 shares of restricted stock; C. Robert Quint (Chief Financial Officer) – 26,000 shares of restricted stock; H. Scott Theobald (Chief Risk Officer, Radian Guaranty Inc.) – 13,500 shares of restricted stock; and Lawrence C. DelGatto (Chief Information Officer) – 11,500 shares of restricted stock. Each grant of restricted stock vests over a four-year period, with 50% of the shares vesting after the third year and 50% of the shares vesting after the fourth year.

The Committee granted SARs to each of the named executive officers in the following amounts: Mr. Ibrahim – 269,000 SARs; Ms. Bryce – 134,500 SARs; Mr. Quint – 77,500 SARs; Mr. Theobald – 40,500 SARs; and Mr. DelGatto – 33,500 SARs. The exercise price for the SARs is equal to the closing share price of the Company’s common stock on the grant date. Upon exercise of the SARs, the executive will receive a cash amount equal to the excess of the closing share price of the Company’s common stock on the date of exercise over the exercise price. The SARs have a five-year term, and they vest over a four-year period, with 50% of the SARs vesting after the third year and 50% of the SARs vesting after the fourth year.

In accordance with the amendment to the 2008 Equity Plan described above, the restricted stock and SARs provide for “double trigger” vesting in the event of a change of control. If an executive’s employment is terminated by the Company without cause, or the executive terminates employment for good reason, in each case within 90 days before or one year after a change of control, the restricted stock and SARs will become fully vested. Previously, awards under the 2008 Equity Plan provided for “single trigger” vesting upon a change of control.

2009 Cash Performance Awards

The cash performance awards are consistent with the terms of the previously disclosed Executive LTI Plan, as amended. The target award payout opportunity for each named executive officer is an amount equal to the following: Mr. Ibrahim – 180% of base salary; Ms. Bryce – 180% of base salary; Mr. Quint – 112% of base salary; Mr. Theobald – 82.5% of base salary; and Mr. DelGatto – 59.4% of base salary.

Performance for 50% of each award will be measured over a three-year performance period, beginning May 30, 2009 and ending May 30, 2012. Performance for the remaining 50% of each award will be measured over a four-year performance period, beginning May 30, 2009 and ending May 30, 2013. At the end of each performance period, the Committee will determine in its sole discretion the specific cash payout to each participant, which may range from 0% to 300% of the amount of the target award then under consideration, based on the Committee’s view of the Company’s overall corporate performance, the participant’s performance and the degree to which each of the following performance measures have been satisfied: (1) mortgage insurance market share, (2) capital management, (3) mortgage insurance credit quality, (4) expense management, and (5) operating profitability. All payouts will be paid in cash in a lump sum (there is no stock awarded under the Executive LTI Plan), net of applicable withholdings.

The cash performance awards provide for “double trigger” vesting in the event of a change of control. If an executive’s employment is terminated by the Company without cause, or the executive terminates employment for “good reason,” in each case within 90 days before or one year after a change of control, the cash performance awards will become fully vested at target.

The foregoing summary of the 2009 long-term incentive awards is not a complete description of all of the terms and conditions of the restricted stock, SARs and cash-based performance awards and is qualified in its entirety by reference to the full text of the form of grant instruments, which the Company plans to file as exhibits to its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Item 8.01.	Other Events.

At the Company’s 2009 Annual Meeting of Stockholders, in addition to approving the 2008 Equity Plan as discussed above, the Company’s stockholders:

•	Re-elected the ten directors nominated and named in the Company’s proxy statement for the 2009 Annual Meeting, all of whom were then serving as directors of the Company;

•	Approved the Radian Group Inc. 2008 Employee Stock Purchase Plan; and

•	Ratified the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RADIAN GROUP INC. (Registrant)

Date: May 19, 2009	/s/ Richard I. Altman
EVP, Chief Administrative Officer